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Exhibit 5.1

[letterhead of Jenkens & Gilchrist]

August 20, 2003

Fossil, Inc.
2280 North Greenville Avenue
Richardson, Texas 75082

  Re:
  Fossil, Inc.
  Registration Statement on Form S-3

Ladies and Gentlemen:

        This firm has acted as counsel to Fossil, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on July 30, 2003, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 66,912 shares (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"). Thirteen thousand seven hundred and twenty-five of the Shares may be sold from time to time and 53,187 are issuable upon the exercise of options to purchase Common Stock (the "Options"), which have terms and conditions substantially similar to the 1993 Long-Term Incentive Plan of Fossil, Inc. but were issued under individual award agreements (the "Agreements"). Both the 13,725 Shares of Common Stock and the Options are held by individuals listed on Schedule A.

        You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to our satisfaction, of (1) the Company's amended and restated Certificate of Incorporation and the amended and restated Bylaws of the Company, as amended; (2) minutes, resolutions and records of the corporate proceedings of the Company with respect to the issuance of the Shares and related matters; (3) the Registration Statement and exhibits thereto; and (4) such other documents and instruments as this firm has deemed necessary for the expression of these opinions. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion letter, and as to the content and form of the amended and restated Certificate of Incorporation, the amended and restated Bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to this firm by the Company, without independent check or verification of their accuracy.

        Based upon our examination, consideration of, and reliance on the documents and other matters described above, this firm is of the opinion that the 13,725 Shares are duly authorized, validly issued, fully paid and nonassessable and, assuming that (1) the 53,187 Shares to be sold and issued in the future will be duly issued and sold in accordance with the terms of the Agreements; (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who purchase Shares pursuant to the Agreements; and (3) the consideration for the 53,187 Shares issued pursuant to the Agreements is actually received by the Company as provided in the Agreements and exceeds the par value of such Shares, then, we are of the opinion that, the 53,187 Shares issued or sold in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable.

        This firm hereby consents to the filing of this opinion letter as an exhibit to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
JENKENS & GILCHRIST, a Professional Corporation
By:	Authorized Signatory

Schedule A

Werner Thieme
Francesco Defranceschi
Arturo Rosso
Miguel Angel Cadarso
Shinya Kimura
Yoshiko Okada
Kenji Ueki

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  Exhibit 5.1
Schedule A